UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

   May 3, 2011

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On April 5, 2011, the Company filed a Current Report on Form 8K reporting the termination of an option agreement (“Option Agreement”) with Lithium Exploration, Inc. (“Lithium”) (formerly Mariposa Resources, Ltd.) and regarding outstanding debts, loss of claims and on-going maintenance.

The Company has reached a settlement with Lithium in regard to all of Beeston’s claims against Lithium arising under the Option Agreement for the option of various mining claims from Beeston by Lithium dated September 25, 2009, and terminated by Lithium on March 17, 2011.  Under the terms of the settlement, Beeston will receive the sum of $54,623.65(CAD) and 200,000 restricted shares of common stock of Lithium in full and complete settlement of all claims against Lithium including, but without limitation, all claims for the payment of various amounts due and owing to Beeston by Lithium under the terms of the Option Agreement for past and future mining claim maintenance fees, the costs for re-claiming four of the eight mining claims optioned under the Option Agreement and damages for the loss of four mining claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President